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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of Aurora Biosciences Corporation for the registration of 3,565,000 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the financial statements for Aurora Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities Exchange Commission.





                                           /S/ ERNST & YOUNG LLP

San Diego, California
March 16, 2000